Exhibit 99.2

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS & WILL HOST LIVE CONFERENCE CALL WITH BUSINESS UPDATE

Eden Prairie, MN, August 15, 2022 - SANUWAVE Health, Inc. (OTCPK: SNWV) a leading provider of next-generation wound care products, reported financial results for their second quarter, ending June 30, 2022, with the SEC on Friday, August 12, 2022. The Company will host a live conference call on Tuesday August 16, 2022, at 12:30 (EDT) to provide a business update (Dial-in information below).

Quarter Highlights:

-	Over 50 systems placed to treat wounds
o	100% increase from the 25 systems placed Q2 2021
-	Over 40,000 wound treatments administered
o	Up from 31,000 treatments administered Q2 2021
-	Successfully completed MDSAP audit
-	Transitioned company from Suwanee GA to Eden Prairie MN
-	Became current on SEC filings
-	Launched Cosmetic and Orthopedics verticals with initial sales in each

“Our key ENERGY FIRST products, dermaPACE® and UltraMIST® continues to show strong acceptance and growth due to their robust clinical and financial profiles and increasingly attractive reimbursement, driven by a shift in payor focus to evidence based medicine in wound care..  As our devices ship and our footprint widens, it has allowed the company to build a high degree of recurring usage revenue.  This effort has been hampered over the past year as the company has also spent significant time, effort on fixing our accounting implementation that did not go as planned.  Disruption from this process flow issue led to late filings, which led to our issues on the OTC and pink sheets. It also had a significant financial impact as it drew attention and resources away from growth.  That is in the past and as we sit today, we are now timely and current in our SEC filings and the excessive outside costs to fix the problem have abated, lowering our break-even point.  The company is now positioned to focus on profitable growth as we capture the opportunity in the wound care space,” stated Kevin Richardson, CEO.

Exhibit 99.2

Quarter Financial Results

Revenues for the quarter, starting April 1, 2022 and ending June 30, 2022, came in at $3.9 million. An increase of $1 million or 33% when compared to the $ 2.9 million for the same period in 2021.  The increased revenue was primarily driven from an increase in sales of the UltraMIST system. The company moved manufacturing from Georgia to Minnesota which impacted timing of international shipments resulting in a $100,000 reduction in international revenue year-over-year.

Gross Margin increased to 72% from 64% as cost of revenue remained flat.  The improvements were driven due to product mix and more efficient customer service and shipping.

Operating loss was $2 million compared to $4 million in the year prior.  The improvement is due to an increase in gross income and a reduction in sales, marketing, and R&D expenses.

Conference Call

SANUWAVE Health, Inc. will host a live conference call on Tuesday August 16, 2022, at 12:30 (EDT) to discuss recent business activity, provide an update on SEC filings, and detail strategic initiatives. A visual presentation accompaniment will be made available Tuesday morning via SANUWAVE’s website (https://sanuwave.com/about-us/news/).

Telephone access to the call will be available by dialing the following numbers:

Toll Free: 1-877-407-0784

International: 1-201-689-8560

A replay will be made available through August 30, 2022:

Toll Free: 1-844-512-2921

International: 1-412-317-6671

Replay Passcode: 13732361

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s ENERGY FIRST wound care portfolio consists of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Exhibit 99.2

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

MEDIA CONTACT:
Sabrina Ruelle
Senior Director, Marketing & Program Management
Sabrina.Ruelle@Sanuwave.com

INVESTOR RELATIONS CONTACT:
Kevin Richardson II
Chief Executive Officer
Investorrelations@Sanuwave.com

(FINANCIAL TABLES FOLLOW)

Exhibit 99.2

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(In thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Accessory and parts revenue	$2,663	$2,008	$4,854	$3,579
Product	862	514	1,507	767
Rental Income	344	276	688	530
License fees and other	13	111	28	149
Total Revenue	3,882	2,909	7,077	5,025

Cost of Revenues	1,096	1,048	1,986	2,103

Gross Margin	2,786	1,861	5,091	2,922

Operating Expenses:
General and administrative	2,937	2,923	5,078	6,045
Selling and marketing	1,672	2,520	3,387	4,300
Research and development	171	272	337	626
Gain on disposal of assets	(136)	-	(690)	-
Depreciation and amortization	210	192	386	391
Total Operating Expenses	4,854	5,907	8,498	11,362

Operating Loss	(2,068)	(4,046)	(3,407)	(8,440)

Other Income (Expense):
Interest expense	(2,826)	(1,437)	(5,903)	(2,559)
Interest expense, related party	(56)	(48)	(112)	(95)
Change in fair value of derivative liabilities	7,861	(591)	11,343	44
Loss on issuance of debt	-	(2,484)	(3,434)	(2,484)
Loss on extinguishment of debt	(211)	-	(211)	-
Gain / (loss) on foreign currency exchange	2	(3)	2	4
Other Income (Expense), net	4,770	(4,563)	1,685	(5,090)

Net Loss before Income Taxes	2,702	(8,609)	(1,722)	(13,530)

Provision for Income Taxes	-	6	-	22

Net Income (loss)	2,702	(8,615)	(1,722)	(13,552)

Other Comprehensive Income (Loss)
Foreign currency translation adjustments	-	(3)	-	(11)

Total Comprehensive Income (Loss)	$2,702	$(8,618)	$(1,722)	$(13,563)

Gain (loss) per Share:
Basic	$0.01	$(0.02)	$(0.00)	$(0.03)
Diluted	$0.00	$(0.02)	$(0.00)	$(0.03)

Weighted average shares outstanding, basic and diluted
Basic	538,560,051	518,310,781	532,589,825	518,400,008
Diluted	871,984,091	518,310,781	532,589,825	518,400,008

The accompanying notes to condensed consolidated financial
statements are an integral part of these statements.

Exhibit 99.2

PART I -- FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands except share data)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$1,484	$619
Accounts receivable, net of allowance for doubtful accounts of $0.8 million, respectively	1,749	2,415
Inventory	925	1,040
Prepaid expenses and other current assets	1,181	326
Total Current Assets	5,339	4,400
Property, Equipment and Other, net	535	1,118
Other Intangible Assets, net	5,489	5,841
Goodwill	7,260	7,260
Total Assets	$18,623	$18,619

LIABILITIES
Current Liabilities:
Senior secured promissory note payable, in default	$12,334	$11,586
Convertible promissory notes payable, in default	6,523	11,601
Convertible promissory notes, related parties, in default	1,596	1,596
Short-term loans	1,484	-
Advances on future cash receipts	398	446
Accounts payable	7,083	7,644
Accrued expenses	5,900	4,394
Accrued employee compensation	4,264	4,247
Due under factoring ageement	1,792	1,737
Warrant liability	5,295	9,614
Current portion of SBA loans	272	158
Accrued interest	3,600	2,521
Accrued interest, related parties	402	289
Current portion of lease liabilities	185	268
Current portion of contract liabilities	64	48
Other	107	114
Total Current Liabilities	51,299	56,263
Non-current Liabilities
SBA loans	761	875
Lease liabilities	40	118
Contract liabilities	295	293
Deferred tax liability	28	28
Total Non-currrent Liabilities	1,124	1,314
Total Liabilities	52,423	57,577

Commitments and Contingencies (Footnote 11)

STOCKHOLDERS' DEFICIT
Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175, 293, 90 and 8 shares designated Series A, Series B, Series C and Series D, respectively; no shares issued and outstanding at March 31, 2022 and December 31, 2021	-	-
Common Stock, par value $0.001, 800,000,000 shares authorized; 529,293,205 and 481,619,621 issued and outstanding at June 30, 2022 December 31, 2021, respectively	529	482
Additional Paid-in Capital	151,409	144,582
Accumulated Deficit	(185,671)	(183,949)
Accumulated Other Comprehensive Loss	(67)	(73)
Total Stockholders' Deficit	(33,800)	(38,958)
Total Liabilities and Stockholders' Deficit	$18,623	$18,619

The accompanying notes to condensed consolidated financial
statements are an integral part of these statements.

 Exhibit 99.2

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows - Operating Acivities:
Net income (loss)	$(1,722)	$(13,552)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization of intangibles	352	352
Depreciation	94	198
Bad debt expense	52	240
Income tax expense	-	22
Shares issued for service	888	-
Loss in extinguishment of debt	211	-
Gain on sale of property and equipment, net	(541)	-
Change in fair value of derivative liabilities	(11,343)	(44)
Loss on issuance of debt	3,434	2,484
Amortization of debt issuance costs and original issue discount	1,304	719
Accrued interest	1,078	390
Interest payable, related parties	112	95
Changes in operating assets and liabilities
Accounts receivable - trade	733	218
Inventory	115	521
Prepaid expenses	(855)	(191)
Other assets	47	(83)
Accounts payable	(563)	1,475
Accrued expenses	1,408	1,350
Accrued employee compensation	103	553
Contract liabilties	(108)	4
Net Cash Used by Operating Activities	(5,201)	(5,249)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	948	-
Purchase of property and equipment	-	(277)
Net Cash Flows Used in Investing Activities	948	(277)

Cash Flows - Financing Activities
Proceeds from senior promissory notes	2,940	1,263
Proceeds from short term notes	2,130	1,033
Proceeds from factoring	55	1,038
Proceeds from warrant exercises	100	-
Payments of principal on finance leases	(121)	(94)
Proceeds from related party advances	-	125
Net Cash Flows Provided by Financing Activities	5,104	3,365

Effect of Exchange Rates on Cash	14	(12)

Net Change in Cash During Period	865	(2,173)

Cash at Beginning of Period	619	2,437
Cash at End of Period	$1,484	$264

Supplemental Information:
Cash paid for interest	$2,045	$1,434

Non-cash Investing and Financing Activities:
Reclassification of warrant liability due to cashless warrant exercise	$2,167	$2,030
Warrants issued in conjunction with senior secured promissory note payable	2,654	-
Common shares issued in conjunction with senior secured promissory note payable	3,720	-
Embedded conversion option with issuances of convertible debt	-	2,740
Warrant issuance in conjunction with convertible debt	-	758

The accompanying notes to condensed consolidated financial
statements are an integral part of these statements.